Exhibit 4.1

WARRANT AGREEMENT

Dated as of

November 14, 2017

between

GULFMARK OFFSHORE, INC.,

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

Warrants for

Common Stock

i

ii

WARRANT AGREEMENT dated as of November 14, 2017 (this “Agreement”), between GulfMark Offshore, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”).

Each warrant described herein (a “Warrant”) entitles the registered Warrantholder (as defined below) thereof to acquire one share of Common Stock, subject to the provisions of this Agreement and the relevant Warrant Certificate. Each Warrant Certificate (including any Global Warrant) shall evidence such number of Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate.

The Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, redemption, exercise and cancellation of the Warrants as provided herein and the Warrant Agent is willing to so act.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Warrantholders:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“A.I. Warrant” means any Definitive Warrant that bears the Restricted Securities Legend and represents Warrants issued and sold to “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

“Charter” means the Amended & Restated Certificate of Incorporation of the Company as in effect on the date hereof and as may be amended from time to time hereafter in compliance with Section 3.04(d).

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Transfer Agent as custodian for the Depositary.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Excess Shares” has the meaning set forth in the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Expiration Date” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Global Warrant” has the meaning set forth in Section 2.01(a) hereof.

“Non-U.S. Citizen” has the meaning set forth in the Charter.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Warrant Agent from legal counsel. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

“Person” means an individual, firm, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity.

“Registry” has the meaning set forth in Section 2.03 hereof.

“Required Warrantholders” means Warrantholders holding Warrants exercisable for a majority of the Shares issuable upon the exercise of all the Warrants then-outstanding.

“Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Agreement.

“Restricted Warrant” means any Warrant that, when issued, was a “restricted security” (as defined under Rule 144 under the Securities Act) until such time as (i) such Warrant has been transferred pursuant to an effective registration statement or (ii) the Restricted Securities Legend therefor has been removed pursuant to Section 2.10.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit B hereto, which shall be delivered to the Warrant Agent in connection with a transfer or exchange of Warrants pursuant to Rule 144A.

“Rule 144A Warrant” means any Warrant Certificate that bears the Restricted Securities Legend and represents Warrants issued and sold pursuant to Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Transfer Agent” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“U.S. Citizen” has the meaning set forth in the Charter.

“U.S. Maritime Laws” has the meaning set forth in the Charter.

“Unrestricted Warrant” means (1) any Warrant issued pursuant to Section 1145 of the Bankruptcy Code that, when issued, was not a “restricted security” (as defined under Rule 144 under the Securities Act) and (2) any Warrant, originally issued as a “restricted security” that (i) has been transferred pursuant to an effective registration statement or (ii) has had the Restricted Securities Legend removed pursuant to Section 2.10.

“Warrant Certificate” means any fully registered certificate (including a Global Warrant) issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing Warrants, in the form attached as Exhibit A hereto.

“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Warrantholder” means a registered owner of Warrants as set forth in the Registry.

“Warrantholder Designee” means any Person that a Warrantholder has designated to receive Shares issuable upon exercise of a Warrant.

Section 1.02 Rules of Construction. Unless the text otherwise requires:

(i) a defined term has the meaning assigned to it herein;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including, without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

(vii) headings to Articles and Sections in this Agreement and the table of contents are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

WARRANTS

Section 2.01 Form.

(a) Global Warrants. Except as provided in Section 2.04 or 2.05, Warrants shall be issued in the form of one or more permanent global Warrants in fully registered form with a global securities legend in substantially the form set forth in Exhibit A hereto (each, a “Global Warrant”), which shall be deposited on behalf of the Company with the Transfer Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b) Book-Entry Provisions. The following provisions of this Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary:

(i) The Company shall prepare and execute and the Warrant Agent shall, in accordance with Section 2.02, countersign, by either manual or facsimile signature, one or more Global Warrants that shall be registered in the name of the Depositary or the nominee of the Depositary. The Warrant Agent shall deliver the Global Warrants to the Depositary or pursuant to the Depositary’s instructions or held by the Transfer Agent as custodian for the Depositary. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii) Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by [•] as the custodian of the Depositary or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary except to the extent set forth herein or in a Warrant Certificate.

(c) Definitive Securities. Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants.

(d) Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by their execution thereof. Any Warrant Certificate shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company (or, with respect to letters, numbers or other marks of identification, the Warrant Agent) may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) as may be required to comply with this Agreement, any law or any rule of any securities exchange on which the Warrants may be listed, and (iii) as may be necessary to conform to customary usage, provided that they do not affect the rights, duties, liabilities, responsibilities, obligations or indemnitees of the Warrant Agent.

Section 2.02 Execution and Countersignature.

At least one Officer shall sign each Warrant Certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

Upon receipt of a written order of the Company signed by at least one Officer of the Company (and, with respect to Warrants issued by the Company after the date hereof, all other necessary information and documents, including if requested by the Warrant Agent an Officer’s Certificate and an Opinion of Counsel of the Company) the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver Warrant Certificates entitling the Warrantholders thereof to purchase in the aggregate such number of shares of Common Stock as shall be set forth on such Warrant Certificates (subject to adjustment as provided in such Warrant Certificates). Each Warrantholder shall be bound by all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto and the Warrant Certificate, in each case, as fully and effectively as if such Warrantholder had signed the same. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, by either manual or facsimile signature, a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate either manually or by facsimile signature. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

Section 2.03 Registry.

The Warrants shall be issued in registered form only. The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and of their transfer and exchange. The Registry shall show the names and addresses of the respective Warrantholders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Warrantholder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name the Global Warrant is registered.

Except as otherwise provided herein or in the Warrant Certificate, the Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary; provided, however, that the Warrant Agent may rely conclusively on any written notice provided to it by the Company and signed by an Officer of the Company.

Section 2.04 Transfer and Exchange.

(a) Transfer and Exchange of Global Warrants.

(i) Registration of the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant (or the relevant Agent Member on behalf of such transferor) shall, but only to the extent required by the procedures of the Depositary in connection with such transfer or exchange, deliver to the Warrant Agent (x) an order given in accordance with the Depositary’s procedures containing information regarding the account of the Agent Member to be credited with a beneficial interest in the Global Warrant and (y) an instruction of transfer in form satisfactory to the Warrant Agent which, with respect to a transfer of a Global Warrant only, shall be duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing. Additionally, prior to the Warrantholder registering the transfer or making the exchange as requested, the requirements for such transfer or exchange to be issued in a name other than the registered Warrantholder shall be met. Such requirements for a transfer of the Global Warrant (but not, for the avoidance of doubt, a transfer of a beneficial interest in a Global Warrant) may include, inter alia, a medallion signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (at a guarantee level acceptable to the Warrant Agent), and any other reasonable evidence of authority that may be required by the Warrant Agent. Upon satisfaction of the conditions in this Clause (i) of Section 2.04(a), the Warrant Agent shall, to the extent required by the procedures of the Depositary, in accordance with such instructions, instruct the Depositary to credit to the account of the Agent Member specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Agent Member making the transfer of the beneficial interest in the Warrant being transferred or, in the case of a transfer of a Global Warrant only, the Warrant Agent shall reflect such transfer in the Registry.

(ii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may only be transferred as a whole, and not in part, and only by (i) the Depositary, to a nominee of the Depositary, (ii) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (iii) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and the requirements of any Warrant Certificate and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is transferred or exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent to reflect such reduction.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, Global Warrants and Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made to a Warrantholder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessments or similar charges payable in connection therewith. The Warrant Agent shall not be obligated to take any action whatsoever with respect to any such registration of transfer or exchange until it is satisfied that all such taxes, assessments or similar charges have been satisfied in full.

(iii) All Warrants issued upon any registration of transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such registration for transfer or exchange.

(iv) No Warrants or shares of Common Stock issuable upon exercise of any Warrant shall be sold, exchanged or otherwise transferred by the Company or any Warrantholder in violation of the Securities Act or state securities laws.

(d) No Obligation of the Warrant Agent.

(i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the registered Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfer between or among the Agent Members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05 Definitive Warrants.

(a) Beneficial interests in a Global Warrant deposited with the Depositary or with the Transfer Agent as custodian for the Depositary pursuant to Section 2.01 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act, and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement, or (iii) upon the request of any Warrantholder, if the Company shall be adjudged a bankrupt or insolvent or makes an assignment for the benefit of its creditors or institutes proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under federal bankruptcy laws or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation.

(b) Any Global Warrant that is transferable to the beneficial owners thereof in the form of Definitive Warrants pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall if directed by an Officer of the Company countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Registry, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent.

(c) All Definitive Warrants issued upon registration of transfer pursuant to this Section 2.05 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement and the Global Warrant surrendered for registration of such transfer.

(d) Subject to the provisions of Section 2.05(b), the registered Warrantholder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Warrantholder is entitled to take under this Agreement or the Warrants.

(e) In the event of the occurrence of any of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants necessary to comply with this Agreement in definitive, fully registered form.

(f) Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Section 2.06 Replacement Certificates.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Warrantholder of a Warrant Certificate provides proof reasonably satisfactory to the Company that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the

Warrant Agent or the Company, such Warrantholder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer for a Warrant Certificate replaced for loss, destruction or theft. The Company and the Warrant Agent may charge the Warrantholder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07 Outstanding Warrants.

The Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate has been replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08 Cancellation.

In the event the Company shall purchase or otherwise acquire Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

The Warrant Agent (and no one else) shall cancel and dispose of all Warrant Certificates surrendered for registration of transfer, exchange, replacement, exercise or cancellation in the Warrant Agent’s customary manner and, unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company, deliver a certificate of such disposal to the Company upon the Company’s request therefor. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent such new Warrants Certificates would evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.

Section 2.09 CUSIP Numbers.

The Company in issuing the Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent, if provided with such “CUSIP” numbers, shall use “CUSIP” numbers in notices as a convenience to Warrantholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

Section 2.10 Transfer Restrictions.

(a) By its acceptance of any Warrant bearing the Restricted Securities Legend (or any beneficial interest in such a Warrant), each Warrantholder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant (and any such beneficial interest) set forth in this Agreement and in the Restricted Securities Legend and agrees that it will transfer such Warrant (and any such beneficial interest) only in accordance with the Agreement and such legend.

(b) The transfer or exchange of any Warrant (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and the other provisions of Article II and, in the case of a Warrant Certificate (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Warrant Agent shall refuse to register any requested transfer or exchange that it reasonably believes does not comply with the preceding sentence.

(c) Subject to paragraph (b), the transfer or exchange of any Warrant (or a beneficial interest therein) of the type set forth in column A below for a Warrant (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Warrant	Rule 144A Warrant	(1)
Rule 144A Warrant	Unrestricted Warrant	(2)
A.I. Warrant	Rule 144A Warrant	(1)
A.I. Warrant	Unrestricted Warrant	(2)
Unrestricted Warrant	Unrestricted Warrant	(3)

(1) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate, in the form attached hereto as Exhibit B, or (in the case of Warrant represented as an interest in a Global Warrant) comply with the procedures of the Depositary, if any, in demonstrating it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(3) No certification is required.

(d) Notwithstanding any provision to the contrary herein, so long as a Global Warrant remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Warrant, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Article II, including this Section 2.10, and the procedures of the Depositary; provided, however, that beneficial interests in a Global Warrant that is a Restricted Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend.

(e) No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein) or for transfers of shares of Common Stock issuable upon exercise thereof:

(i) after such Warrant or Share is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company has provided the Warrant Agent with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this Clause (i) of Section 2.10(e) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii) sold pursuant to an effective registration statement.

Any Unrestricted Warrant delivered in reliance upon this paragraph will not bear the Restricted Securities Legend.

(f) The provisions of this Section 2.10 shall not apply to the exercise of any Warrant to the extent Shares issued upon such exercise (and any unexercised portion of the Warrant so exercised) shall be issued to the same registered Warrantholder that exercised such Warrant; provided, subject to other documentation requirements, if any such Warrant bears the Restricted Securities Legend but could be exchanged at the time of such exercise for an Unrestricted Warrant, the Shares issued upon exercise need not bear the Restricted Securities Legend.

(g) The Warrant Agent shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Warrant (or a beneficial interest therein), for a period of no less than as required by law or the Warrant Agent’s customary internal procedures, and during such period the Company has the right to inspect and make copies thereof at any reasonable time upon written notice to the Warrant Agent.

(h) With respect to any Warrants bearing a Restricted Securities Legend on the date of exercise, the shares of Common Stock distributed upon exercise will be issued in physical certificated form (unless, at the option of the Company, such shares can be held directly by the transfer agent in book-entry form in a segregated manner), will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities,” and the Company will affix the applicable “restricted securities” legend upon such shares of Common Stock; provided that if any such Common Stock is being immediately resold pursuant to Rule 144 and appropriate and customary evidence thereof and opinions and certificates have been delivered to the Company, such shares need not be issued with such legend in connection with such sale. Furthermore, in connection with the transfer or exchange of Shares issued upon the exercise of any Warrant, which bears a “restricted securities” legend, the person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a Transfer Certificate for Transfer of Restricted Common Stock, in the form attached hereto as Exhibit C.

ARTICLE III

EXERCISE TERMS

Section 3.01 Exercise.

The Exercise Price of each Warrant, the Warrant Share Number and the number of Warrants evidenced by any Warrant Certificate and the Expiration Date of each Warrant shall be set forth in the related Warrant Certificate. The Warrant Share Number and the Exercise Price of each Warrant are subject to adjustment pursuant to the terms set forth in the Warrant Certificate. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of shares of Common Stock or other securities or other consideration to be issued or paid any upon such exercise, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any such determination made by the Company is accurate or correct.

Section 3.02 Manner of Exercise and Issuance of Shares.

Warrants may be exercised in the manner set forth in Section 3 of the Warrant Certificate, and upon any such exercise, Shares shall be issued in the manner set forth in Section 4 of the Warrant Certificate.

Section 3.03 Compliance with U.S. Maritime Laws.

Notwithstanding the other provisions of this Warrant Agreement, in order to facilitate the Company’s compliance with the U.S. Maritime Laws limiting the ownership of the Common Stock by Non-U.S. Citizens so that it may operate vessels in the coastwise trade of the United States and comply with obligations of the Company under any contracts that it may enter into from time to time with the United States Government:

(a) At the time of exercise or conversion of any Warrant, the Warrantholder or Warrantholder Designee shall advise the Company whether or not it is a U.S. Citizen. In connection with the exercise of any Warrant, the Company may in good faith require the Warrantholder or Warrantholder Designee to provide the Company with such documents and other information as it may reasonably request to confirm that the Warrantholder or Warrantholder Designee is a U.S. Citizen.

(b) Any sale, transfer or other disposition of any Warrant by any Warrantholder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Warrantholder’s interests in such Warrant and the Shares issuable upon its exercise or conversion to such Person with the transferor retaining no ability to direct or control such Person. The foregoing restriction shall also apply to any Warrantholder Designee or other Person that the Warrantholder has designated to receive the Shares issuable upon exercise or conversion of any Warrant.

(c) If at any time, the Company either ceases to be a reporting company under the Exchange Act, or fails to timely file any amendments to its Charter as required by the Exchange Act, the Company shall provide the Warrant Agent with the then current copy of the Charter or (at the Company’s option) an excerpt from the Charter containing the then current version of Article VI (“Compliance with U.S. Maritime Laws”) and upon the request of any Warrantholder, the Warrant Agent shall provide such copy or excerpt to such Warrantholder; provided, that, in each case, the Company and/or the Warrant Agent shall be obligated to provide such copy or excerpt only (i) following amendments to such Article and (ii) to the extent such copy or excerpt is not (or will not be) publicly filed or otherwise made available in a format such that Warrantholders can rely on the publicly available copy as the then most current copy or excerpt.

(d) Notwithstanding anything herein to the contrary, in the event the U.S. Maritime Laws are repealed or amended so that the ownership of Common Stock by Non-U.S. Citizens is no longer restricted in any way, the provisions of this Section 3.03 shall no longer apply to any Warrantholder or Warrant.

Section 3.04 Covenants.

(a) The Warrant Agent is hereby authorized to requisition from time to time from any stock transfer agents of the Company stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash or scrip that may be payable upon exercise of Warrants as provided herein and in each Warrant Certificate.

(b) Reserved.

(c) Reserved.

(d) The Company agrees that, for so long as any Warrants are outstanding, it shall not increase the par value of the Common Stock or amend or modify the Charter or its by-laws in a manner that would prevent the Company from issuing the Common Stock issuable upon exercise of the Warrants.

(e) The Company agrees that it will (i) at all times make and keep available adequate current public information with respect to the Company as those terms are understood and defined for purposes of Rule 144(c) under the Securities Act; (ii) so long as a Warrantholder owns any Warrant, furnish to such Warrantholder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Warrantholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Warrantholder to sell any such Warrant without registration; and (iii) make available information otherwise necessary to comply with Rule 144 and Rule 144A promulgated under the Securities Act, as such rules may be amended from time to time, if available with respect to resales of the Warrants, at all times, to the extent required from time to time to enable such Warrantholders to sell Warrants without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Warrants), as such rules may be amended from time to time or replaced. Upon the reasonable request of any Warrantholder, the Company will deliver to such Warrantholder a written statement as to whether it has complied with such information requirements.

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01 Antidilution Adjustments; Notice of Adjustment.

The Warrant Share Number shall be subject to adjustment from time to time as provided in Section 12 of the Warrant Certificate. Whenever the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 12 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Warrantholder pursuant to Section 6.03, as provided in Section 12(F) of the Warrant Certificate. Until such notices or statements are received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustment has occurred.

Section 4.02 Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement.

The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate (or affect the rights, duties, responsibilities, obligations, liabilities or indemnitees of the Warrant Agent), and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

WARRANT AGENT

Section 5.01 Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express provisions of this Agreement (and no implied terms or conditions) and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except in the case of a judicial determination of its own gross negligence or willful misconduct by a court of competent jurisdiction.

Section 5.02 Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel of its own selection (who may be counsel to the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(c) Documents. The Warrant Agent shall be fully protected, may conclusively rely upon and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, instruction, direction, consent, certificate, affidavit, statement, request or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, and shall have no duty to inquire into or investigate the validity, accuracy or content thereof. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein (or in any modification or amendment hereof to which the Warrant Agent has consented to in writing) and in the Warrant Certificates, and no implied or inferred duties or obligations of the Warrant Agent shall be read into this Agreement (or in any modification or amendment hereof to which the Warrant Agent has consented to in writing) or the Warrant Certificates against the Warrant Agent.

The Warrant Agent shall not be under any obligation to take any action hereunder that it reasonably believes may involve it in any expense or liability for which it does not receive indemnity reasonably satisfactory to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Warrantholders or on behalf of the Warrantholders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

The Warrant Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of such agents or attorneys or for any loss to the Company resulting from such neglect or misconduct; provided that the Warrant Agent acted without gross negligence, willful misconduct or bad faith in connection with the selection of such agents or attorneys and the Warrant Agent reasonably believed it to be authorized or within the discretion or rights or powers conferred upon the Warrant Agent by this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be responsible or liable for special, punitive, incidental, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) Not Responsible for Adjustments or Validity of Stock.

The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Warrant Share Number, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 12 of the Warrant Certificate, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 12 of the Warrant Certificate, or to comply with any of the covenants of the Company contained in the Warrant Certificate.

(f) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Warrantholder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent is authorized and directed hereby to comply with any orders, judgments, or decrees of any court that it believes has jurisdiction over it and will not be liable as a result of its compliance with the same.

(g) Notices to the Company. If the Warrant Agent shall receive any written notice or demand (other than Notice of Exercise of Warrants) addressed to the Company by the Warrantholder of a Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 5.03 Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer, employee agent or Affiliate of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04 Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement (except the due and valid authorized execution and delivery of this Agreement by the Warrant Agent) or the Warrant Certificates (except the due countersignature of the Warrant Certificate(s) by the Warrant Agent) and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon nor will it be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible or liable for any adjustment required under this Agreement or responsible for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any securities will, when issued, be validly authorized and issued, fully paid, nonassessable and free from all preemptive rights, taxes, liens and charges; nor will the Warrant Agent be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates (provided that this clause shall in no way affect the Warrant Agent’s express obligations under any other provision of this Agreement).

Section 5.05 Compensation and Indemnity.

(a) The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services rendered by it hereunder, as agreed, and to reimburse the Warrant Agent upon request for all documented and reasonable out-of-pocket expenses, agent and counsel fees and disbursements, and other disbursements, incurred by the Warrant Agent in connection with the preparation, negotiation, delivery, administration, execution and amendment of this Agreement. The Company shall indemnify and hold harmless the Warrant Agent, its officers, directors, employees, agents and affiliates against any loss, liability, damage, judgment, fine, penalty, settlement, cost or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct on its part for action taken or omitted by the Warrant Agent in connection with the acceptance, administration or performance of this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company; provided, that Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through the Warrant Agent’s gross negligence or willful misconduct. The Company’s obligations pursuant to this Section shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

(b) To secure the Company’s payment obligations for reasonable compensation of the Warrant Agent’s services under this Agreement, the Warrant Agent shall have a lien prior to the Warrantholders on all money or property held or collected by the Warrant Agent.

Section 5.06 Successor Warrant Agent.

(a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Warrantholders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 90 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company or the Required Warrantholders and specifying such removal and the date when it shall become effective, which date shall not be less than 90 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section shall take effect upon the appointment by the Company or the Required Warrantholders as hereinafter provided of a successor Warrant Agent (which shall be (i) a nationally recognized stock transfer agent or (ii) a bank or trust company, (x) organized under the laws of the United States of America or one of the states thereof, (y) authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers, (z) having a combined capital and surplus of at least $50,000,000 (when taking into account all of its direct and indirect parents and subsidiaries) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.05 shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

(c) Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Required Warrantholders or the Warrant Agent or the Required Warrantholders may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this Section 5.06(c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

Section 5.07 Representations of the Company.

The Company represents and warrants to the Warrant Agent that:

(a) the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;

(b) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally; and

(c) the execution and delivery of this Agreement does not, and the issuance of the Warrants in accordance with the terms of this Agreement and the Warrant Certificate will not, (i) violate the Charter or the Company’s by-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 5.08 Further Assurances.

The Company and the Warrant Agent shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the other party to this Agreement for the carrying out or performing by such other party of the provisions of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Persons Benefitting.

Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02 Amendment.

This Agreement and the Warrants may be amended in writing by the parties hereto without the consent of any Warrantholder for the purpose of (a) curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein or adding or changing any other provisions with respect to matters or questions arising under this Agreement or the Warrants as the Company and the Warrant Agent may deem necessary or desirable that does not adversely affect the rights of any Warrantholder, or (b) implementing any changes required in writing by the U.S. Coast Guard or the U.S. Maritime Administration in order for the Company to comply with the limitations under the Charter or U.S. Maritime Laws on ownership of Shares by Non-U.S. Citizens. To the extent the Company makes any changes pursuant to Clause (b) of this Section 6.02, the Company shall make only such changes which a reasonable person in the position of the Company, acting in good faith, would make in order to implement such written requirements, always keeping in mind the intent and purposes of this Agreement and the Warrants issued pursuant thereto by the Persons party hereto as of the date hereof.

This Agreement and the Warrants may be amended or supplemented at any time with the written consent of the Required Warrantholders; provided that the consent of each Warrantholder affected thereby shall be required for any amendment pursuant to which (i) the Warrant Share Number would be decreased (in each case, other than pursuant to adjustments provided for in Section 12 of the Warrant Certificate), (ii) the time period during which the Warrants are exercisable would be shortened or (iii) any change adverse to the Warrantholder would be made to (A) the antidilution provisions set forth in Article IV or Section 12 of the Warrant Certificate, (B) the exercise provisions set forth in Article III or Sections 3 or 15 of the Warrant Certificate or (C) the limitation on adverse acts provisions set forth in Section 16 of the Warrant Certificate. The Company or the Warrant Agent may set a record date for any direction, waiver or consent and only the Warrantholders as of such record date shall be entitled to make or give such direction, waiver or consent.

In determining whether the Required Warrantholders have concurred in any direction, waiver or consent, Warrants owned by the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants that the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Warrants.

Upon receipt by the Warrant Agent of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment; provided, that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement that affects the rights, duties, obligations, responsibilities, liabilities or indemnitees of the Warrant Agent.

Section 6.03 Notices.

Any notice or communication required to be given hereunder to the Company or the Warrant Agent shall be in writing and shall be sent by first-class, certificate or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, when sent, (iii) if delivered personally, when so delivered, and (iv) if sent by facsimile transmission, when sent, in each case as follows:

if to the Company:

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

Attn: James M. Mitchell

Facsimile: (713) 369-7386

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC

6201 15 Avenue

Brooklyn, NY 11219

Attention: Denise Padilla

Email: DPadilla@astfinancial.com

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary, the Warrant Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, .pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Warrant Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Warrant Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Warrant Agent in its discretion elects to act upon such instructions, the Warrant Agent’s understanding of such instructions shall be deemed controlling. The Warrant Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Warrant Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Warrant Agent, including without limitation the risk of the Warrant Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Unless the Warrant is a Global Warrant, any notice or communication mailed to a Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such Warrantholder shall be deemed to be effective at the time of dispatch to the Depositary. Failure to provide a notice or communication to a Warrantholder or any defect in it shall not affect its sufficiency with respect to other Warrantholders.

If a notice or communication is provided in the manner provided in accordance with this Section 6.03, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04 Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 6.05 Successors.

All terms, conditions and obligations of the Company in this Agreement and the Warrants shall bind its successors. All terms, conditions and obligations of the Warrant Agent in this Agreement shall bind its successors.

Section 6.06 Counterparts; Signatures.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same represent the same instrument. Signatures to this Agreement delivered by facsimile, .pdf or other electronic means shall be deemed to be originals for all purposes hereunder. One signed copy shall be sufficient to prove this Agreement.

Section 6.07 Inspection of Agreement.

A copy of this Agreement shall be made available at all reasonable times for inspection by any registered Warrantholder or owner of a beneficial interest in a Global Warrant at the office of the Warrant Agent (or successor warrant agent) designated for such purpose.

Section 6.08 Severability.

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, that if any such excluded clause or provision shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon five (5) Business Days’ written notice.

Section 6.09 Waiver of Jury Trial.

Each of the Company and the Warrant Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Warrants or the transactions contemplated hereby.

Section 6.10 Customer Identification Program.

Each Person that is a party hereto acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify each such Person. Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from any such Person that will help the Warrant Agent to identify such Person, including without limitation, as applicable, such Person’s physical address, tax identification number, organizational documents, certificate of good standing or license to do business. Each person or entity that is a party hereto agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies each such Person’s identity in accordance with the Customer Identification Program requirements.

Section 6.11 Force Majeure.

In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.12 Termination.

This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or cancelled. The provisions of Sections 5.02, 5.03, 5.04, 5.05 and this Article VI shall survive such termination and the resignation or removal of the Warrant Agent.

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Name:	Quintin V. Kneen
Title:	President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President

EXHIBIT A

FORM OF WARRANT

FORM OF NEW WARRANT

Unless this Global Warrant is presented by an authorized representative of The Depository Trust Company (“DTC”), a New York corporation, New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any Warrant Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and transfers of portions of this Global Warrant shall be limited to transfers made in accordance with the restrictions set forth in the Warrant Agreement referred to on the reverse hereof.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE, WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], AND SUCH SECURITIES AND THE SHARES ISSUABLE UPON CONVERSION OF THE WARRANTS EVIDENCED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE ACT, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND (IF SUCH SHARES ARE ISSUED UPON THE EXERCISE OF ANY SUCH WARRANTS THAT THEN ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”)) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.]2

[2]	Legend will appear on the face of Restricted Warrants.

WARRANTS

to purchase

Shares of Common Stock

of

GULFMARK OFFSHORE, INC.

No. [•]	CUSIP No: 402629133
CUSIP No: 402629141
CUSIP No: 402629125

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of November 14, 2017 (the “Warrant Agreement”), between GulfMark Offshore, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Warrantholders consent by acceptance hereof. This Warrant Certificate expires on November 14, 2042, as set forth herein and subject to the terms hereof.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined in this Warrant Certificate shall have the meanings given to such terms in the Warrant Agreement.

“Automatic Conversion Date” has the meaning set forth in Section 3(D).

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

“Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means the Amended & Restated Certificate of Incorporation of the Company as in effect on the date hereof and as may be amended from time to time hereafter in compliance with Section 3.04(d) of the Warrant Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any security or obligation which by its terms is, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of Common Stock, including, without limitation, any preferred stock and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Current Market Price” means, as of any date, (a) the average of the daily Market Prices of the Common Stock during the immediately preceding 20 consecutive trading days ending on such date or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the Market Price.

“Excess Shares” has the meaning set forth in the Charter.

“Excluded Transaction” means any of the following:

(a) (i) the issuance of rights pursuant to any bona fide stockholder rights plan or tax asset protection plan (i.e., a poison pill) adopted by the Company from time to time (“Rights”); (ii) the distribution of separate certificates representing Rights; (iii) the exercise or redemption of Rights; or (iv) the termination or invalidation of Rights; provided, that to the extent that the Company has a bona fide stockholder rights plan or tax asset protection plan in effect on an Exercise Date, the Warrantholder shall receive upon exercise of this Warrant, in addition to the Shares issuable upon such exercise, the Rights relating to such Shares under such rights plan, unless, prior to such Exercise Date, the Rights have separated from the Common Stock, in which case the applicable Warrant Share Number will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock as described in Section 12(B) including, for the purposes of this adjustment only, shares of Common Stock and assets issuable upon exercise of Rights under a bona fide stockholder rights plan or tax asset protection plan, subject to readjustment in the event of the expiration, termination or redemption of the Rights; and

(b) any issuance of any shares of Common Stock or Common Stock Equivalents (i) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan, (ii) pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries, (iii) pursuant to any option, warrant, right or other security exercisable for, or exchangeable or convertible into, Common Stock that (A) was outstanding as of the date of the Warrant Agreement, or (B) is issued in a transaction for which appropriate adjustments to the Warrant Share Number have previously been made pursuant to Section 12 hereunder, or (iv) in order to redeem Common Stock (or issued pursuant to Common Stock Equivalents that are issued to redeem such Common Stock) that constitute Excess Shares under the Charter as amended from time to time.

“Exercise Date” means any date that a Warrantholder exercises all or a portion of the Warrants evidenced by this Warrant Certificate.

“Exercise Price” means $0.01 per Share deliverable upon exercise of any Warrant.

“Expiration Date” means the twenty-fifth anniversary of the date of the Warrant Agreement.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose.

“Jones Act Counsel” has the meaning set forth in Section 3(M).

“Market Price” means, with respect to a particular security, on any given day, means (a) the per-share volume weighted average price of such security, as reported by Bloomberg through its “Volume at Price” function, (b) if such security is not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices on such day as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for such purpose, or (c) if the foregoing clauses (a) and (b) do not apply, the average market value of one share of such security on such day, determined, using a volume weighted average method, by a nationally recognized independent investment banking firm selected in good faith by the Board of Directors, the fees and expenses of which shall be paid by the Company. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of a particular security shall be deemed to be the Fair Market Value per share of such security. For the purposes of determining the Market Price of any security on the “trading day” preceding, on or following the occurrence of an event, (x) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the primary national securities exchange on which the relevant security is then listed or traded or, if trading is closed at an earlier time, such earlier time (or, if the relevant securities is not then listed or traded on a national securities exchange, on the New York Stock Exchange) and (y) that trading day shall end at the next regular scheduled closing time on such exchange, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“MIP” means the Management Incentive Plan as defined in the Company’s Chapter 11 Plan of Reorganization, dated May 17, 2017, as further amended and supplemented.

“Non-U.S. Citizen” has the meaning set forth in the Charter.

“Notice of Exercise” means a notice delivered by a Warrantholder to the Warrant Agent in connection with such Warrantholder’s exercise of Warrant, in the form attached hereto as Annex A.

“Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other offer available to substantially all holders of Common Stock to purchase or exchange their shares of Common Stock, in the case of both (a) or (b), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

“Prudent Conversion Standard” has the meaning set forth in Section 3(J).

“Redemption Warrants” has the meaning set forth in the Charter.

“Rights” has the meaning set forth in the definition of Excluded Transaction.

“Share” or “Shares” has the meaning set forth in Section 2.

“Significant Transaction” means:

(a) any reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value);

(b) any voluntary sale, conveyance, exchange or transfer by the Company to any other Person of all or substantially all of the assets of the Company;

(c) any voluntary sale, conveyance, exchange or transfer by the Company and/or the stockholders of the Company to any Person of the Capital Stock of the Company if, immediately after giving effect to such sale, conveyance, exchange or transfer, the stockholders of the Company immediately prior to such sale, conveyance, exchange or transfer do not hold Capital Stock of the Company representing at least a majority of the voting power of the Company; and

(d) any merger, consolidation or other business combination of the Company with any other Person (including by way of a tender offer) if, immediately after giving effect to such merger, consolidation or other business combination, the stockholders of the Company immediately prior to such merger, consolidation or other business combination do not hold Capital Stock of the surviving Person representing at least a majority of the voting power of the surviving Person.

“trading day” means (a) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (b) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

“U.S. Citizen” has the meaning set forth in the Charter.

“U.S. Maritime Laws” has the meaning set forth in the Charter.

“Warrant” means a right to purchase a number of shares of Common Stock equal to the Warrant Share Number, subject to the terms of this Warrant Certificate and the Warrant Agreement.

“Warrant Certificate” means this Warrant Certificate and shall include the Global Warrant where the context requires.

“Warrant Share Number” means one Share, as such amount may be subsequently adjusted pursuant to the terms of this Warrant Certificate and the Warrant Agreement.

“Warrantholder” means a registered owner of Warrants as set forth in the Registry.

“Warrantholder Designee” means any Person that a Warrantholder has designated to receive Shares issuable upon exercise of a Warrant.

2. Number of Shares; Exercise Price. This certifies that, for value received, [•], and any of its registered assigns, is the registered owner of the number of Warrants set forth on Schedule A hereto, each of which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of the Company’s Common Stock (each a “Share” and collectively the “Shares”) equal to the Warrant Share Number at a purchase price per share equal to the Exercise Price. The Warrant Share Number is subject to adjustment as provided herein, and all references to “Warrant Share Number” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term; Exchange. Subject to Sections 2 and 21 and pursuant to the provisions in Article VI (Compliance with U.S. Maritime Laws) of the Company’s Charter, and the policies adopted by the Board of Directors as provided therein:

(A) Subject to the monthly Warrant exercise restrictions contained in Section 3(B), any Warrantholder may exercise all or a portion of the Warrants evidenced by this Warrant Certificate at any time or from time to time on any Business Day after the execution and delivery of this Warrant Certificate by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time, on the Expiration Date, unless the Company determines that at the time of conversion of the Warrant under Section 3(B) that the Shares deliverable upon exercise of the Warrant would constitute Excess Shares. (For the avoidance of doubt, Warrantholders that have been determined by the Company to be U.S. Citizens are not subject to the restrictions on exercise or conversion of Warrants by Non-U.S. Citizens set forth in Sections 3(B) and 3(D) and may exercise their Warrants in accordance with Section 3(N).) In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then-exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, not to exceed ten (10) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant less the number of Warrants then-exercised.

(B) Beginning on the first Business Day of the calendar month following the one month anniversary of the issuance of the Warrants, the Company is obligated to convert Warrants requested by a Warrantholder for conversion pursuant to Section 3(A) on the last Business Day of the calendar month in which a Notice of Exercise is validly delivered in accordance with this Section 3(B), except to the extent that the Company determines that at the time of conversion of any Warrants under this Section 3(B) that the Shares deliverable upon exercise of such Warrants would constitute Excess Shares. To effect exercise, a Warrantholder shall deliver to the Warrant Agent (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 21) (i) a Notice of Exercise, duly completed and executed, and (ii) payment of the Exercise Price for the Shares thereby purchased by having the Company withhold, from the number of Shares of Common Stock that would otherwise be delivered to such Warrantholder upon such exercise, the number of Shares equal in value to the aggregate Exercise Price as to all Shares the Company would otherwise be obligated to deliver, based on the closing Market Price of the Common Stock on the trading day preceding the day the Warrant will be converted to Shares by the Company pursuant to this Section 3(B). If the Warrants being exercised are represented by a Definitive Warrant, such Definitive Warrant shall also be included with the Notice. For the avoidance of doubt, if Warrants are exercised such that the Exercise Price would exceed the value of the Shares issuable upon exercise, no amount shall be due and payable by the Warrantholder to the Company, nor shall any Shares be delivered to the exercising Warrantholder. In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (i) and (ii) above through the relevant Agent Member in accordance with procedures of the Depositary. If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable. To the extent that the Company did not convert any Warrants under this Section 3(B) because the Shares deliverable upon exercise of such Warrants would have constituted Excess Shares, the Notice of Exercise for such unconverted Warrants shall remain outstanding and shall be considered by the Company for conversion under this Section 3(B) in succeeding calendar months. The Company shall effect the conversion of such amount of such unconverted Warrants and the Warrants exercised by Warrantholders who are Non-U.S. Citizens during the applicable calendar month into the total number of Shares that the Company has determined may be issued on the last Business Day of the applicable calendar month without causing Excess Shares to be issued; provided, however, that no conversions of Warrants held by Non-U.S. Citizens under this Section 3(B) shall be made on the last Business Day of February, May, August or November (for the avoidance of doubt, all conversions of Warrants by Non-U.S. Citizens during those months shall be governed by Section 3(D)). Warrants exercised by Non-U.S. Citizens shall be selected for conversion under this Section 3(B) on a pro rata basis to be calculated based solely on the total number of such exercised Warrants less the number of such exercised Warrants whose conversion would result in Excess Shares.

(C) In order to facilitate the Company’s compliance with the U.S. Maritime Laws limiting the ownership of the Common Stock by Non-U.S. Citizens so that the Company may operate vessels in the coastwise trade of the United States and comply with obligations of the Company under any contracts that it may enter into from time to time with the United States Government, at the time of exercise or conversion of any Warrant, the Warrantholder or Warrantholder Designee shall advise the Company whether or not it is a U.S. Citizen. In connection with the exercise of any Warrant, the Company may in good faith require the Warrantholder or Warrantholder Designee to provide the Company with such documents and other information as it may reasonably request to confirm that the Warrantholder or Warrantholder Designee is a U.S. Citizen.

(D) Beginning with the end of the first full calendar quarter following the execution and delivery of this Warrant by the Company and, for so long as this Warrant is outstanding, the Company shall determine at least quarterly thereafter whether on each February 28, May 31, August 31 and November 30 thereafter (each an “Automatic Conversion Date”), the Shares deliverable upon exercise of the then outstanding Warrants would constitute Excess Shares if they were issued. If any Automatic Conversion Date falls on any day that is not a Business Day, then the next Business Day shall be used and such Business Day shall constitute the Automatic Conversion Date for the applicable quarter. If the Company has so determined that a certain number of Shares deliverable upon exercise of the then outstanding Warrants held by Non-U.S. Citizens would not constitute Excess Shares on the applicable Automatic Conversion Date, this Warrant shall automatically be deemed to be exercised in full, without delivery of the Notice of Exercise or any action by the Warrantholder, to the extent that (i) the Warrantholder has not delivered prior written notice to the Company opting out of such exercise, in full or in part, and (ii) such exercise will not, as determined by the Company, result in Excess Shares after giving effect to such conversion. The Company shall effect the automatic conversion of (and the Warrantholder shall be deemed to have elected to convert) such amount of outstanding Warrants held by Non-U.S. Citizens (without any action by any such Non-U.S. Citizen) into the total number of Shares that the Company has so determined may be issued on the applicable Automatic Conversion Date without causing Excess Shares to be issued. Warrants held by Non-U.S. Citizens shall be selected for conversion on a pro rata basis to be calculated based solely on the number of outstanding Warrants at the time of such conversion less (i) any Warrants whose conversion would result in Excess Shares and (ii) any Warrants for which a written notice has been duly delivered opting out of such conversion. Following a conversion pursuant to this Section 3(D) and upon the delivery of the Shares of Common Stock, the number of Shares issuable pursuant to Warrants held by each Warrantholder shall be reduced automatically by the number of Shares of Common Stock actually issued to each such Warrantholder pursuant to such conversion; and, for the avoidance of doubt, any such Warrants so converted into Shares shall no longer be deemed outstanding.

(E) In the event of any automatic conversion pursuant to Section 3(D) or Section 3(L), the Company shall as promptly as practicable cause to be filed with the Warrant Agent and mailed to each Warrantholder subject to such conversion, a notice specifying: (i) the date of such conversion; (ii) the number of such Warrantholder’s Warrants converted and the number of Shares of Common Stock to be issued to such Warrantholder in respect of such Warrants; and (iii) the place or places where any Warrant Certificates for such Warrants are to be surrendered and any other applicable procedures required by the Depositary and the Warrant Agent to effect such conversion.

(F) At any time after the execution and delivery of the Warrant Agreement, a Warrantholder shall have the right to notify the Company, in accordance with Section 6.03 thereof, that such Warrantholder opts out of the automatic conversion under Section 3(D) hereof for its Warrants. After the Company’s receipt of such notice, all of such Warrantholder’s Warrants shall be excluded from any automatic conversion under Section 3(D) unless and until the Company receives a new notice from such Warrantholder, given in accordance with Section 6.03 of the Warrant Agreement, that such Warrants are no longer to be so excluded.

(G) On the Expiration Date, prior to the termination of the Warrant Agreement, this Warrant shall be deemed to be exercised in full by the Warrantholder (without delivery of the Notice of Exercise or any action by the Warrantholder) to the extent that the Shares deliverable upon and at the time of such exercise will not, as determined by the Company, constitute Excess Shares upon issuance; provided, however, that if such exercise would, as determined by the Company, result in Excess Shares, then in lieu of issuing Shares that would otherwise be Excess Shares, the Company shall issue Redemption Warrants to the Warrantholders pursuant to Article VI (“Compliance with U.S. Maritime Laws”) of the Charter as if such Shares had been issued in violation of such Article VI of the Charter. Warrants held by Non-U.S. Citizens shall be selected for conversion into Shares (rather than Redemption Warrants) on a pro rata basis to be calculated based solely on the number of outstanding Warrants at the time of such conversion.

(H) Notwithstanding anything in this Warrant Certificate or the Warrant Agreement to the contrary, all Shares of Common Stock issued pursuant to exercise and conversion of Warrants under Section 3(A) or Section 3(B) hereof or automatic conversion of Warrants under Section 3(D) hereof shall in all events be subject to all of the restrictions and remedies set forth in Article VI (“Compliance with U.S. Maritime Laws”) of the Charter, including, without limitation, in the event that Excess Shares are in fact issued upon the conversion of Warrants pursuant to Sections 3(A), (B) or (D) hereof, regardless of any determinations made by the Company under this Section 3.

(I) Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

(J) The Company shall make all determinations of whether the Shares deliverable upon exercise of any Warrant under any provision of this Section 3 would constitute Excess Shares: (1) based upon its reasonable belief reached in good faith following the exercise of reasonable due diligence at the time of the proposed exercise of such Warrant; and (2) with the goal of maximizing the number of Warrants that may be exercised by Non-U.S. Citizens while maintaining prudent protections to ensure the Company’s compliance with the U.S. Maritime Laws (the “Prudent Conversion Standard”). In making calculations from time to time under this Section 3 of whether the Shares deliverable upon exercise of any Warrant would constitute Excess Shares, the Company shall first reserve 100,000 Shares for issuance to Non-U.S. Citizen management and employees of the Company under the MIP, for so long as the MIP is in effect, which amount of reservation shall be reduced by the number of Shares that have actually been issued to Non-U.S. Citizen management and employees of the Company under the MIP, so that the calculations assume that 100,000 (or the balance thereof after any such deduction for Shares actually issued) of the outstanding Shares at the time of such calculations are owned by Non-U.S. Citizens in addition to the number of then outstanding Shares that are determined by the Company to be owned by Non-U.S. Citizens in accordance with the first sentence of this Section 3(J).

(K) If at any time the Company either ceases to be a reporting company under the Exchange Act, or fails to timely file any amendments to its Charter as required by the Exchange Act, the Company shall provide the Warrant Agent with the then current copy of the Charter or (at the Company’s option) an excerpt from the Charter containing then current version of the article entitled “Compliance with U.S. Maritime Laws” and upon the request of any Warrantholder the Warrant Agent shall provide such copy or excerpt to such Warrantholder; provided, that, in each case, the Company and/or the Warrant Agent shall be obligated to provide such copy or excerpt only (i) following amendments to such article and (ii) to the extent such copy or excerpt is not (or will not be) publicly filed or otherwise made available in a format such that Warrantholders can rely on the publicly available copy as the then most current copy or excerpt.

(L) Notwithstanding anything herein to the contrary, in the event the U.S. Maritime Laws are repealed or amended so that the ownership of the Common Stock by Non-U.S. Citizens is no longer restricted in any way, the provisions of this Section 3 shall no longer apply to any Warrantholder or Warrant, and this Warrant shall automatically be deemed to be exercised in full, without delivery of the Notice of Exercise or any action by the Warrantholder. Following a conversion pursuant to this Section 3(L) and upon the delivery of the Shares of Common Stock, the number of Shares issuable pursuant to Warrants held by each Warrantholder shall be reduced automatically to zero; and, for the avoidance of doubt, any such Warrants so converted into Shares shall no longer be deemed outstanding.

(M) The Warrant Agent shall seek to engage special counsel, which counsel shall be nationally recognized and experienced in the U.S. Maritime Laws (“Jones Act Counsel”), to review the Company’s compliance with the Prudent Conversion Standard. Jones Act Counsel, which shall initially be Seward & Kissel LLP, shall conduct such reviews on a quarterly basis for the first year following the first Automatic Conversion Date. Subsequent to the first four quarters of reviews, such reviews shall be conducted on a semi-annual basis until December 31, 2019. Thereafter, Jones Act Counsel shall conduct such reviews annually until such time as the number of Warrants and Redemption Warrants then outstanding in the aggregate represent less than 10% of the number of Warrants initially issued. The Company shall pay all documented, reasonable fees of Jones Act Counsel and cooperate with the reasonable information requests of Jones Act Counsel to conduct the aforementioned review, which will be based upon a review of the calculations and information considered by the Company in making the assessment of whether the conversion of Warrants pursuant to Sections 3(B) and (D) would result in Excess Shares after giving effect to the reservation of Shares to be issued to Non-U.S. Citizen management and employees under the MIP as provided in Section 3(J). Jones Act Counsel shall conduct such review on a strictly confidential basis and is authorized to provide written reports of the results of its reviews only to the Board of Directors, and, subject to entry into a confidentiality agreement customary in form and reasonably satisfactory to the Company, to the Warrant Agent. Jones Act Counsel must inform Warrantholders, through the Warrant Agent, that a report has been provided to the Board of Directors, but shall not communicate the contents of any report to any Warrantholder unless a Warrantholder submits a request to the Warrant Agent to review a report and enters into a confidentiality agreement with the Warrant Agent and the Company customary in form and reasonably satisfactory to the Company. In no event shall the failure of the Warrant Agent to engage Jones Act Counsel or the failure of Jones Act Counsel to provide such reports be a breach by the Company of this Agreement.

(N) Any Warrantholder that has been determined by the Company to be a U.S. Citizen may exercise all or a portion of the Warrants evidenced by this Warrant Certificate at any time or from time to time on any Business Day after the execution and delivery of this Warrant Certificate by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time, on the Expiration Date. To effect exercise, a Warrantholder shall deliver to the Warrant Agent (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 21) (i) a Notice of Exercise, duly completed and executed, and (ii) payment of the Exercise Price for the Shares thereby purchased by having the Company withhold, from the number of Shares of Common Stock that would otherwise be delivered to such Warrantholder upon such exercise, the number of Shares equal in value to the aggregate Exercise Price as to all Shares the Company would otherwise be obligated to deliver, based on the closing Market Price of the Common Stock on the trading day preceding the day the Warrant will be converted to Shares by the Company pursuant to this Section 3(N). If the Warrants being exercised are represented by a Definitive Warrant, such Definitive Warrant shall also be included with the Notice. For the avoidance of doubt, if Warrants are exercised such that the Exercise Price would exceed the value of the Shares issuable upon exercise, no amount shall be due and payable by the Warrantholder to the Company, nor shall any Shares be delivered to the exercising Warrantholder. In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (i) and (ii) above through the relevant Agent Member in accordance with procedures of the Depositary. If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.

4. Issuance of Shares; Authorization. Shares issued upon exercise of Warrants evidenced by this Warrant Certificate shall be (a) issued in such name or names as the exercising Warrantholder may designate and (b) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (i) if the Shares are then able to be so delivered, via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (ii) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed five (5) Business Days after the date on which Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

The Company hereby represents and warrants that any Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges, other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith. The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which Warrants evidenced by this Warrant Certificate have been duly exercised, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Common Stock then issuable upon exercise hereof at any time. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares may be listed or traded.

5. No Fractional Shares or Scrip. Upon exercise of any Warrants, the Company shall (a) not issue fractional Shares or scrip representing fractional Shares, and (b) adjust downward to the nearest whole number the number of Shares to be issued to the exercising Warrantholder. If more than one Warrant is presented for exercise in full at the same time by the same Warrantholder or owner of a beneficial interest in Warrants, the number of full Shares issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on all such Warrants presented.

6. No Rights as Stockholders; Transfer Books. Prior to the exercise or conversion hereof into Shares, the Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Warrants to any rights as a stockholder of the Company, including, without limitation, any rights to vote, to receive dividends or other distributions, to exercise any preemptive right, or to receive notice as stockholders in respect of any meetings of stockholders. The Company shall at no time close its transfer books against transfer of Warrants in any manner which interferes with the timely exercise hereof.

7. Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise of Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares all of which taxes and expenses shall be paid by the Company. Each Warrantholder or beneficial owner of a Warrant shall be responsible for the payment or discharge of any liens or charges created by such Warrantholder or beneficial owner and for any income and franchise taxes incurred in connection with the exercise of the Warrant(s) or taxes in respect of any transfer occurring contemporaneously therewith.

8. Transfer; Assignment. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and upon surrender, for such transfer purposes, of this Warrant Certificate (duly endorsed) to the office or agency of the Company described in Section 3, the Company shall make and deliver one or more new Warrant Certificates of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees; except, that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (a) the Depositary to a nominee of the Depositary, (b) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (c) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificates pursuant to this Section 8 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under this Warrant Certificate with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (x) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (y) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as may otherwise be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. Subject to the provisions of the Warrant Agreement, the holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant or the Warrant Agreement.

9. Exchange and Registry of Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.

10. Loss, Theft, Destruction or Mutilation of Warrant Certificate. If a Warrant Certificate is lost, stolen, destroyed or mutilated, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate, (a) in the case of loss, theft or destruction, upon receipt by the Company of proof reasonably satisfactory to it of the loss, theft or destruction, provided, however, if the Company or the Warrant Agent requires Warrantholder to provide an indemnity bond pursuant to Section 2.06 of the Warrant Agreement, upon receipt of such bond and (b) in the case of mutilation, upon surrender and cancellation of this Warrant Certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

12. Adjustments and Other Rights. The Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment in favor of the Warrantholder and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, (a) make a dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock into a larger number of shares, (c) combine the outstanding shares of Common Stock into a smaller number of shares or (d) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another provision of this Section 12), then, and in each such case, the Warrant

Share Number immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon the exercise of this Warrant a number of shares of Common Stock or other securities of the Company that the Warrantholder would have owned or would have been entitled to receive upon or by reason of any event described above, had this Warrant been exercised immediately prior to the occurrence of such event, calculated to the nearest 1/1,000th of a share. Any adjustment made pursuant to this Section 12(A) shall become effective retroactively (i) in the case of any such dividend or distribution, if the same shall not be subject to any express condition which shall not have already occurred, to the date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the date on which such corporate action becomes effective.

(B) Certain Distributions. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise hereof, the Company fixes a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) of cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (x) any dividend or other distribution payable in shares of Common Stock for which adjustment is made under Section 12(A) or Section 12(G) and (y) any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, the Warrant Share Number shall be increased to a number (calculated to the nearest 1/1,000th of a share) equal to the product of (a) the Warrant Share Number immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants multiplied by (b) the quotient of:

(i) the Current Market Price immediately prior to the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution of such cash, evidences of indebtedness, securities or other assets or rights or warrants (or, if the Common Stock is not then so listed or traded, the first business day after the record date for such distribution); divided by

(ii) the total (which total shall be greater than zero) of (x) the Current Market Price on the date specified in (i) above minus (y) the Fair Market Value per share of Common Stock of such cash, evidences of indebtedness, securities or other assets or rights or warrants.

Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to the date immediately following the close of business on the record date for the determination of stockholders of the Company entitled to receive such distribution. Notwithstanding the adjustment provided for in this paragraph (B), the amount of the adjustment to the Warrant Share Number otherwise required thereunder shall be reduced as to each Warrant in the event any withholding or deduction with respect to taxes would be required under applicable law (as reasonably determined by the Board of Directors, hereafter “Required Withholding”) for any outstanding Warrant (including Warrants held by other Warrantholders) in connection with such adjustment. The reduction for each Warrant shall be equal to the product of the Maximum Withholding Rate times the highest amount of the unreduced adjustment for any outstanding Warrant (including Warrants held by other Warrantholders) for which there would have been Required Withholding. The “Maximum Withholding Rate” shall be the highest Required Withholding rate applicable to any such Warrant with respect to the current adjustment, as reasonably determined by the Board of Directors. The dollar value of the reduction (based on the distribution to which the adjustment related) for the Required Withholding for each Warrant shall be remitted in cash to the appropriate taxing authority or authorities in accordance with applicable law.

(C) Other Changes. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise or conversion hereof, the Company takes any action which (a) affects the Common Stock and (b) is similar to, or has an effect similar to, any of the actions described in any of Sections 12(A), 12(B) or 12(G) (but not including any action described in any such Section), including a Pro Rata Repurchase Offer, the Board of Directors shall promptly and in good faith adjust the Warrant Share Number as a result of such action in such manner and at such time as the Board of Directors determines in good faith would be equitable to the Warrantholders under such circumstances which determination shall be evidenced in a resolution of the Board of Directors, a certified copy of which shall be mailed by the Company to the Warrantholder.

(D) No Adjustment. If an adjustment to the Warrant Share Number in respect of the issuance or sale of a Common Stock Equivalent has been previously made, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment. If an adjustment to the Warrant Share Number in respect of the issuance or sale of a Common Stock Equivalent was not required, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant thereto. In addition, subject to Section 12(A), no adjustment shall be made for accumulated and unpaid dividends.

Notwithstanding anything to the contrary herein, no adjustment to the Warrant Share Number needs be made for a given transaction if each holder of Warrants participates and benefits, on the same terms and otherwise on the same basis and solely as a result of holding the Warrants, as holders of shares of Common Stock without such holders of Warrants having to exercise the Warrants as if they held a number of shares of Common Stock equal to the then-current Warrant Share Number multiplied by the number of Warrants held by such Holder.

(E) Abandonment. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them to receive a dividend or other distribution and, before paying or delivering such dividend or distribution to the stockholders of the Company, the Company legally abandons its plan to pay or deliver such dividend or distribution (and, following such abandonment, the holders of such shares have no claim against the Company for such dividend or distribution), then no adjustment in the Warrant Share Number shall be required by reason of the taking of such record.

(F) Notice and Certificate as to Adjustments. In the event that the Company proposes to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Warrantholders in the manner set forth in Section 21, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Warrant Share Number and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. The Company shall, at the time it makes such notice, post a copy of such notice on its website and issue a press release for publication on a newswire service. The Company shall, within 40 days following the event requiring any adjustment to the Warrant Share Number, deliver to the Warrant Agent a certificate, signed by the Chief Financial Officer of the Company, which (a) sets forth in reasonable detail (i) the event requiring such adjustment and (ii) the method by which such adjustment was calculated and (b) specifies the adjusted Warrant Share Number in effect following such adjustment. In the case of any Significant Transaction, the Company shall also deliver to the Warrant Agent the certificate described in Section 12(G)(b) at least 20 days prior to consummating such Significant Transaction. Failure to give such notice or to provide such certificate referred to above, or any defect therein, shall not affect the legality or validity of any such action.

(G) Spin-off; Significant Transaction.

(a) Spin-off. If, at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall spin-off or otherwise distribute on a pro rata basis some or all of the equity securities of a subsidiary of the Company to the Company’s stockholders (the “Separated Entity”), then the Company (a) shall issue to the Warrantholder a new warrant to purchase, at the Exercise Price, or convert its new warrant into, the number of shares of Capital Stock or other proprietary interest in the Separated Entity that the Warrantholder would have owned had the Warrantholder exercised this Warrant immediately prior to the consummation of such spin-off or distribution and (b) shall make provision therefor in the agreement, if any, relating to such spin-off or distribution. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in this Warrant. Notwithstanding the two foregoing sentences, if any such spin-off or distribution shall relate to an entity that will not be subject to U.S. Maritime Laws, then in connection with such spin-off or distribution the Board of Directors shall consider in good faith whether it is possible to issue to the Warrantholder shares of Capital Stock or other ownership interests directly in the name of such Warrantholder, and if the Board of Directors determines in its sole discretion that it would be possible to do so without creating a material adverse effect on such Warrantholders, then it will use reasonable efforts to provide for such direct issuance; provided, however, that in no event shall the Company be required to take any such action if, as so determined by the Board of Directors, it could interfere with, delay, or otherwise adversely affect the expected benefits of such spin-off or distribution to the Company or its stockholders. The provisions of this Section 12(G)(a) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.

(b) Significant Transaction. If, at any time after the issuance of this Warrant but prior to the exercise hereof, any Significant Transaction occurs, then the Warrantholders shall have the right to acquire and receive, upon exercise of such Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Significant Transaction (if the Warrantholder had exercised such Warrant immediately prior to such Significant Transaction) with respect to or in exchange, as applicable, for the number of Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Significant Transaction. The Company shall be required to make provision for the foregoing in the definitive agreement, if any, relating to such Significant Transaction; and shall not effect any Significant Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Significant Transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant in all material respects (including with respect to the provisions of this Section 12 and, if the issuer of any securities into which this Warrant is exercisable is subject to the U.S. Maritime Laws, the provisions of this Warrant related thereto with respect to such issuer), the obligation to deliver to the Warrantholders such cash, stock, securities or other assets or property which, in accordance with Section 12(B), the Warrantholders are entitled to receive upon exercise of the Warrants. Notwithstanding the two foregoing sentences, if stock or securities of any Person not subject to U.S. Maritime Laws shall be issued or payable in such Significant Transaction, then in connection with such Significant Transaction, the Board of Directors shall consider in good faith whether it is possible to issue to the Warrantholder any such stock, securities or other ownership interests directly in the name of such Warrantholder, and if the Board of Directors determines in its sole discretion that it would be possible to do so without creating a material adverse effect on such Warrantholders, then it will use reasonable efforts to provide for such direct issuance; provided, however, that in no event shall the Company be required to take any such action if, as so determined by the Board of Directors, it could interfere with, delay, or otherwise adversely affect the expected benefits of such Significant Transaction to the Company or its stockholders. The provisions of this Section 12(G)(b) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.

(H) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, then, notwithstanding any other provision of this Warrant, the Company may defer until the occurrence of such event issuing to a Warrantholder of Warrants exercised after such record date and before the occurrence of such event the Shares issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment.

(I) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall promptly take (and shall be permitted by the Warrantholders to take) any action which may be necessary, including obtaining any applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Warrant pursuant to this Section 12.

13. Representations and Warranties. The Company represents and warrants to the Warrantholder:

(A) Organization and Qualification. The Company is a Delaware corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to conduct business in each jurisdiction where the nature of its business or assets requires such qualification. The Company has full power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted, and the Company is not in default under or in violation of any provision of its Charter.

(B) Agreements Valid. The Company has all necessary power and authority to execute, deliver and perform the obligations under this Warrant and the execution, delivery and performance by the Company of this Warrant has been duly authorized by all necessary action; and this Warrant has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors, rights generally and by general equitable principles and except as rights to indemnity thereunder may be limited by applicable securities laws.

(C) Non-Contravention. The execution, delivery and performance by the Company of this Warrant and the issuance by the Company of the aggregate number of shares of Common Stock upon exercise of the Warrant, do not and will not contravene or constitute a default under any provision of applicable law or regulation or of the Charter or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any lien on any asset of the Company.

14. Valid Company Interest. The Company covenants and agrees that the interest in the Company represented by the shares of Common Stock to be delivered on the exercise of the Warrants and the payment of the share Warrant price herein provided for shall, at the time of such delivery, be duly authorized and validly issued and entitle the holder thereof to the full benefits of a holder of shares under the Charter.

15. No Suspension. The right to exercise this Warrant shall not be suspended during any period.

16. Limitation on Adverse Acts. The Company covenants and agrees that for so long as any Warrant remains outstanding, the Company shall not amend or consent to any modification or supplement of any provision of Article VI (“Compliance with U.S. Maritime Laws”) of the Charter which would have an adverse effect on the rights and obligations of the Warrantholders or which would impose any obligation on the Warrantholder that is more onerous than those set forth in the Charter (as in effect on the date hereof) unless such amendment, modification or supplement is necessary to implement any changes required in writing by the U.S. Coast Guard or the U.S. Maritime Administration in order for the Company to comply with the limitations under the Charter or U.S. Maritime Laws on ownership of Shares by Non-U.S. Citizens. To the extent that the Company amends, modifies, or supplements such Article to implement such changes required by the U.S. Coast Guard or the U.S. Maritime Administration in order for the Company to comply with the limitations under the Charter or U.S. Maritime Laws on ownership of Shares by Non-U.S. Citizens, the Company shall make only such changes which a reasonable person in the position of the Company, acting in good faith, would make in order to implement such written requirements, always keeping in mind the intent and purposes of, and the parties to, this Warrant Certificate and the Warrants evidenced hereby as of the date hereof.

17. No Impairment. In addition to the limitations set forth in Section 16, the Company shall not, and shall not permit or cause any of its subsidiaries to, take any action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, including through any amendment of its Charter and bylaws (and any equivalent organizational documents of its subsidiaries) or any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

18. Governing Law; Waiver of Jury Trial. This Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE).

19. Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided in the Warrant Agreement countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

20. Warrant Agreement; Amendments. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders or beneficial owners of the Warrants upon request to the Warrant Agent at the address of the Warrant Agent (or successor warrant agent) set forth in the Warrant Agreement. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

21. Notices. Unless this Warrant Certificate is a Global Warrant, any notice or communication to be delivered to the Warrantholder shall be delivered to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

22. Interpretation. Nothing contained in the Warrant Certificate shall be used to construe the terms or meaning of any other agreement, warrant, other security or any warrant certificate.

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:	GULFMARK OFFSHORE, INC.

By:
Name:
Title:

Countersigned:

American Stock Transfer & Trust Company, LLC,

as Warrant Agent

By:
Authorized Signatory

Schedule A

The initial number of Warrants represented by this Warrant Certificate is

The following decreases in the number of Warrants represented by this Warrant Certificate have been made as a result of the exercise of certain Warrants represented by this Warrant Certificate:

Date of Exercise of Warrants	Number of Warrants Exercised	Total Number of Warrants Represented Hereby Following Such Exercise	Notation Made by Warrant Agent

Annex A

Form of Notice of Exercise

(to be executed only upon exercise of Warrants)

Date:

TO: GULFMARK OFFSHORE, INC. (the “Company”)

RE: Election to Purchase Common Stock

The undersigned registered holder of [                ] Warrants irrevocably elects to exercise the number of Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants

☐    Check if Warrantholder believes it satisfies the requirements to be a U.S. Citizen (additional information may be required by Company to confirm that Warrantholder is a U.S. Citizen).

☐    Check if Warrantholder believes it is a Non-U.S. Citizen.

Warrantholder:

By:

Name:

Title:

Signature guaranteed by (if a guarantee is required)

Securities to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Form of Assignment

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Warrants set forth below.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [                ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Warrantholder:

By:

Name:

Title:

Signature guaranteed by (if a guarantee is required)

EXHIBIT B

Rule 144A Certificate

American Stock Transfer & Trust Company, LLC	___________, _____
6201 15 Avenue
Brooklyn, NY 11219

Re:	Warrants to acquire Common Stock of GulfMark Offshore, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of [ ], 2017 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

___ A. Our proposed purchase of _______ of Warrants issued under the Agreement.

___ B. Our proposed exchange of ____ of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate, we have received such information regarding GulfMark Offshore, Inc. as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and GulfMark Offshore, Inc. are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OF RESTRICTED COMMON STOCK

American Stock Transfer & Trust Company, LLC

6201 15 Avenue

Brooklyn, NY 11219

Re: Restricted Common Stock of GulfMark Offshore, Inc.

Ladies and Gentlemen:

This Certificate relates to    shares of Common Stock represented by the accompanying certificate(s) that were issued upon exercise of Warrants and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

Such	shares of Common Stock are only being transferred:

CHECK	ONE BOX BELOW

(1)	☐ to the Company or one of its subsidiaries; or

(2)	☐ [pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or]

(3)	☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.

(4)	☐ pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act, in connection with the transfer of such shares of Common Stock.

[signature page follows]

C-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[Name of Transferor],

By:
Name:
Title:
Dated:

C-2